Exhibit 5.2

MARTIN LIPTON	RACHELLE SILVERBERG	51 WEST 52ND STREET		ADAM J. SHAPIRO	MARK F. VEBLEN

HERBERT M. WACHTELL	STEVEN A. COHEN	NEW YORK, N.Y. 10019-6150		NELSON O. FITTS	VICTOR GOLDFELD
THEODORE N. MIRVIS	DEBORAH L. PAUL			JOSHUA M. HOLMES	EDWARD J. LEE

EDWARD D. HERLIHY	DAVID C. KARP	TELEPHONE: (212) 403 -1000		DAVID E. SHAPIRO	BRANDON C. PRICE

DANIEL A. NEFF	RICHARD K. KIM	FACSIMILE: (212) 403 -2000		DAMIAN G. DIDDEN	KEVIN S. SCHWARTZ

ANDREW R. BROWNSTEIN	JOSHUA R. CAMMAKER			IAN BOCZKO	MICHAEL S. BENN

MARC WOLINSKY	MARK GORDON			MATTHEW M. GUEST	SABASTIAN V. NILES

STEVEN A. ROSENBLUM	JOSEPH D. LARSON			DAVID E. KAHAN	ALISON ZIESKE PREISS

JOHN F. SAVARESE	JEANNEMARIE O’BRIEN	GEORGE A. KATZ (1965-1989)		DAVID K. LAM	TIJANA J. DVORNIC

SCOTT K. CHARLES	WAYNE M. CARLIN	JAMES H. FOGELSON (1967-1991)		BENJAMIN M. ROTH	JENNA E. LEVINE

JODI J. SCHWARTZ	STEPHEN R. DiPRIMA	LEONARD M. ROSEN (1965-2014)		JOSHUA A. FELTMAN	RYAN A. McLEOD

ADAM O. EMMERICH	NICHOLAS G. DEMMO			ELAINE P. GOLIN	ANITHA REDDY

RALPH M. LEVENE	IGOR KIRMAN	OF COUNSEL		EMIL A. KLEINHAUS	JOHN L. ROBINSON

RICHARD G. MASON	JONATHAN M. MOSES	WILLIAM T. ALLEN	HAROLD S. NOVIKOFF	KARESSA L. CAIN	JOHN R. SOBOLEWSKI

DAVID M. SILK	T. EIKO STANGE	MARTIN J.E. ARMS	LAWRENCE B. PEDOWITZ	RONALD C. CHEN	STEVEN WINTER

ROBIN PANOVKA	JOHN F. LYNCH	MICHAEL H. BYOWITZ	ERIC S. ROBINSON	GORDON S. MOODIE	EMILY D. JOHNSON

DAVID A. KATZ	WILLIAM SAVITT	GEORGE T. CONWAY III	PATRICIA A. ROBINSON*	DONGJU SONG	JACOB A. KLING

ILENE KNABLE GOTTS	ERIC M. ROSOF	KENNETH B. FORREST	ERIC M. ROTH	BRADLEY R. WILSON	RAAJ S. NARAYAN

JEFFREY M. WINTNER	GREGORY E. OSTLING	SELWYN B. GOLDBERG	PAUL K. ROWE	GRAHAM W. MELI	VIKTOR SAPEZHNIKOV

TREVOR S. NORWITZ	DAVID B. ANDERS	PETER C. HEIN	DAVID A. SCHWARTZ	GREGORY E. PESSIN	MICHAEL J. SCHOBEL

BEN M. GERMANA	ANDREA K. WAHLQUIST	MEYER G. KOPLOW	MICHAEL J. SEGAL	CARRIE M. REILLY	ELINA TETELBAUM

ANDREW J. NUSSBAUM		LAWRENCE S. MAKOW	ELLIOTT V. STEIN

		DOUGLAS K. MAYER	WARREN R. STERN

		MARSHALL L. MILLER	PAUL VIZCARRONDO, JR.

		PHILIP MINDLIN	PATRICIA A. VLAHAKIS

		ROBERT M. MORGENTHAU	AMY R. WOLF

DAVID S. NEILL

* ADMITTED IN THE DISTRICT OF COLUMBIA COUNSEL

		DAVID M. ADLERSTEIN	NANCY B. GREENBAUM

		AMANDA K. ALLEXON	MARK A. KOENIG

		LOUIS J. BARASH	LAUREN M. KOFKE

		FRANCO CASTELLI	J. AUSTIN LYONS

		DIANNA CHEN	ALICIA C. McCARTHY

		ANDREW J.H. CHEUNG	PAULA N. RAMOS

		PAMELA EHRENKRANZ	NEIL M. SNYDER

		KATHRYN GETTLES-ATWA	S. CHRISTOPHER SZCZERBAN

		ADAM M. GOGOLAK	JEFFREY A. WATIKER

December 6, 2019

BB&T Corporation

200 West Second Street

Winston-Salem, NC 27101

Ladies and Gentlemen:

We have acted as special counsel to BB&T Corporation, a North Carolina corporation (the “Corporation”) in connection with (a) the Registration Statement on Form S-4 (File No. 333-230179) (as amended, the “Initial Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of, among other securities, (i) shares of the Corporation’s perpetual preferred stock, series I, par value $5.00 per share (the “Series I Preferred Stock”) and (ii) depositary shares (evidenced by depositary receipts) each representing a 1/4,000th interest in a share of Series I Preferred Stock (the “Series I Depositary Shares”), and (b) the Registration Statement on Form S-4 filed pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statements”) relating to up to an additional (i) 0.1065 shares of Series I Preferred Stock (the “Additional Preferred Stock”) and (ii) 426 Series I Depositary Shares (the “Additional Depositary Shares”), in each case to be issued in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), between the Corporation and SunTrust Banks, Inc., a Georgia corporation (“SunTrust”), dated as of February 7, 2019 and amended as of June 14, 2019, pursuant to which SunTrust will merge with and into the Corporation, with the Corporation surviving the merger.

In connection with the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, agreements, certificates, and other instruments and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including the Deposit Agreement, dated as of September 12, 2006, between SunTrust, U.S. Bank National Association, as depositary, and all holders from time to time of the depositary receipts described therein (the “Series I Deposit Agreement”), and the form of depositary receipt described therein (collectively, the “Transaction Documents”). We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents. We have also assumed the valid authorization, execution and delivery of each of the Transaction Documents by each party thereto (other than the Corporation), and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority to perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and binding obligation of all such other parties, enforceable against them in accordance with its terms.

We are members of the Bar of the State of New York, and this opinion is limited to the laws of the State of New York, in each case as in effect on the date hereof. We have not considered, and we express no opinion or belief as to matters of the laws of any other jurisdiction or as to any matters arising thereunder or relating thereto.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Series I Deposit Agreement has been duly assumed by the Corporation pursuant to the Merger Agreement, the Additional Preferred Stock represented by the Depositary Shares has been issued as contemplated by the Registration Statements and has been received by the depositary upon conversion of the applicable series of perpetual preferred stock, no par value, of SunTrust into Series I Preferred Stock, and the depositary receipts evidencing the Additional Depositary Shares have been issued in accordance with the Deposit Agreement and have become the issued Series I Depositary Shares of the Corporation as contemplated by the Registration Statements, the Additional Depositary Shares will constitute valid and legally binding obligations of the Corporation and will entitle the holders thereof to the rights specified in the Deposit Agreement.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Transaction Documents or in any other agreement.

We consent to the filing of a copy of this opinion as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz